                                                                      EXHIBIT 12

STERLING BANCORP and Subsidiaries

                                                                     For the Years Ending December 31,
                                                  ----------------------------------------------------------------------
FIXED CHARGES                                      2001            2000            1999            1998            1997
                                                  ------          ------          ------          ------          ------
Preferred dividends (tax effected)                    59              50              39              32              28


Interest on borrowings                             7,786          11,546           9,077           8,235           7,080

Estimated interest in rent                         1,023             867             695             655             599
                                                  ------          ------          ------          ------          ------

   Total, excluding interest on deposits           8,867          12,462           9,812           8,922           7,706


Interest on deposits                              19,030          22,697          16,706          16,106          14,944
                                                  ------          ------          ------          ------          ------

            Total                                 27,897          35,159          26,518          25,029          22,650
                                                  ======          ======          ======          ======          ======

EARNINGS

Pretax income                                     32,077          28,413          24,240          22,200          19,762

Fixed charges                                     27,897          35,159          26,518          25,029          22,650
                                                  ------          ------          ------          ------          ------
            Total                                 59,975          63,572          50,758          47,228          42,413
                                                  ======          ======          ======          ======          ======

EARNINGS TO FIXED CHARGES

   Excluding interest on deposits                  4.62x           3.28x           3.47x           3.49x            3.56x


   Including interest on deposits                  2.15x           1.81x           1.91x           1.89x            1.87x